Exhibit (s)(2)

POWER OF ATTORNEY

The undersigned Trustee of the Forum Real Estate Income Fund (formerly Forum CRE Income Fund) (the “Trust”), a Delaware statutory trust, hereby revokes all previous appointments and constitutes and appoints Michael Bell, Brad Nemzer, and Elizabeth Ryan, and each of them, with full power of substitution, as attorneys and agents for the undersigned and in her name, place and stead, to execute any or all registration statements on Form N-2 and any amendments thereto, and such other documents filed by the Trust or its affiliates with the Securities and Exchange Commission under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky laws and/or corporate/trust laws of any state or other jurisdiction, the Commodities Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and hereby ratify and confirm as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of August, 2022.

/s/ Julie Cooling
Julie Cooling